UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2012

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 8, 2012, the Board of Directors of Equifax Inc. (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The changes to the Bylaws are summarized as follows:

•	Article Four, Section 4.12 “Voting of Stock”: Updated the list of officers authorized “…on behalf of the Company to attend and to act and to vote at any meetings of shareholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock….” Section 4.12, marked to show changes from the previous language, is shown below with the deleted text struck out, and the inserted text underlined:

Section 4.12 Voting of Stock. Unless otherwise ordered by the Board of Directors or Executive Committee, the Chairman of the Board, the Chief Executive Officer, any Corporate Vice President, or the Corporate Secretary of the Company, or the designees of any such officer pursuant to a written delegation of authority, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of shareholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock exercisable at such meetings. The Board of Directors or Executive Committee, by resolution from time to time, may confer like powers upon any other person or persons.

A copy of the Company’s Bylaws, including the amendment referenced above, is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements And Exhibits.

(d)	Exhibits. The following document is filed as an exhibit to this report:

3.2	Equifax Inc. Amended and Restated Bylaws, as amended effective November 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Dean C. Arvidson
Name: Title:	Dean C. Arvidson Senior Vice President and Corporate Secretary

Date: November 13, 2012

Exhibit Index

The following exhibit is being filed with this report:

3.2	Equifax Inc. Amended and Restated Bylaws, as amended effective November 8, 2012.